NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

•	Worldwide net sales down 4% as reported.

•	Worldwide gross sales up 2%, excluding impact of Toys “R” Us liquidation.

•	Key Power Brand momentum remains strong, with Barbie® and Hot Wheels® up double digits.

•	Results reflect $87 million operating income impact from Toys “R” Us liquidation, including $30 million sales reversal.

•	Mattel appoints Ynon Kreiz as Chief Executive Officer, effective today, April 26, 2018.

EL SEGUNDO, Calif., April 26, 2018 - Mattel, Inc. (NASDAQ: MAT) today reported first quarter 2018 financial results.

“Mattel delivered positive sales growth in the first quarter, excluding the impact of the Toys “R” Us liquidation,” said Ynon Kreiz, incoming CEO of Mattel. “And we continue to see strong momentum in our key Power Brands, with Barbie and Hot Wheels each up double-digits. While Toys “R” Us will present a near term challenge, our transformation plan remains our focus, as we work to deliver improved profitability and return Mattel to its leadership position as a high-performing toy company.”

“Our first quarter results reflect continued progress on executing our transformation plan,” said Joseph Euteneuer, CFO of Mattel. “In addition, we are tightly managing our working capital, and making disciplined investments in our business.”

For the first quarter of 2018, net sales, which included a $30 million net sales reversal, were down 4% as reported, and down 7% in constant currency, versus the prior year’s first quarter. Gross sales were down 2% as reported, and down 5% in constant currency. Adjusted gross sales were up 2%, excluding the $30 million gross sales reversal. Reported operating loss was $276.6 million, and adjusted operating loss was $160.5 million. Reported loss per share was $0.90 and adjusted loss per share was $0.60.
POS Summary1
For the quarter, consumer takeaway for Barbie and Hot Wheels was up double digits; Fisher-Price® and Thomas & Friends® were down mid-single digits.
Financial Overview
For the first quarter, net sales in the North America segment, which included a $27 million net sales reversal, decreased by 5% as reported and in constant currency, versus the prior year’s first quarter. Gross sales in the North America segment decreased by 4% as reported and in constant currency, primarily driven by sales reversals resulting from the Toys “R” Us (“TRU”) liquidation, partially offset by higher sales of Barbie and Hot Wheels. Adjusted gross sales in the North America segment were up 4%, excluding a $27 million gross sales reversal.
In the International segment, net sales increased by 2% as reported, and decreased by 5% in constant currency; gross sales in the International segment increased 5% as reported, and decreased by 3% in constant currency, primarily driven by higher sales of Barbie and Hot Wheels.
Net sales for the American Girl® segment decreased by 21% as reported and in constant currency; gross sales for the American Girl segment decreased by 22% as reported and in constant currency, primarily driven by lower sales across channels.
Reported gross margin decreased by 700 basis points, primarily driven by higher product costs as a result of higher materials costs, the impact of the TRU liquidation, higher freight and distribution costs, and higher obsolescence, partially offset by favorable mix. Adjusted gross margin declined by 380 basis points, primarily driven by higher product costs as a result of

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1 Mattel internal analysis, at wholesale.
1

NEWS RELEASE

higher materials costs, higher freight and distribution costs, and higher obsolescence, partially offset by favorable mix. Reported other selling and administrative expenses increased by $93.8 million, primarily driven by bad debt expense related to the TRU liquidation and severance and restructuring charges. Adjusted other selling and administrative expenses for the quarter increased $15.1 million, primarily driven by foreign exchange, higher employee-related expenses, and higher intangible amortization expense, partially offset by Structural Simplification savings. Reported operating loss for the quarter was $276.6 million, compared to reported operating loss of $125.6 million in the prior year’s first quarter. Adjusted operating loss for the quarter was $160.5 million, compared to adjusted operating loss of $120.7 million in the prior year’s first quarter.
For the quarter, net cash flows used for operating activities were approximately $274 million, a decrease of $36 million compared to the prior year’s first quarter, primarily driven by lower working capital usage, partially offset by a higher net loss, excluding the impact of non-cash charges. Cash flows used for investing activities were approximately $31 million in the quarter, a decrease of approximately $14 million versus the prior year’s first quarter, primarily driven by lower capital spending. Cash flows used for financing activities and other were approximately $248 million in the quarter, an increase of $115 million versus the prior year’s first quarter, primarily driven by the $250 million repayment of senior notes which matured in the first quarter of 2018, partially offset by $130 million of dividend payments during the first quarter of 2017.
As of March 31, 2018, the Company's debt-to-total capital ratio was 74.5%.
Sales by Brand
Power Brands
For the first quarter, worldwide gross sales for Mattel Power Brands were $552.9 million, up 2% as reported, and down 1% in constant currency, versus the prior year’s first quarter. Worldwide gross sales for the Barbie brand were up 24% as reported, and up 18% in constant currency, versus the prior year’s first quarter, primarily driven by positive POS momentum and the successful introduction of new product lines. Worldwide gross sales for the Hot Wheels brand were up 15% as reported, and up 11% in constant currency, versus the prior year’s first quarter, primarily driven by higher sales of die cast and tracks and playsets. Worldwide gross sales for the Fisher-Price and Thomas & Friends brands were down 8% as reported, and down 12% in constant currency, primarily driven by lower sales of Fisher-Price Baby and Thomas & Friends products. Worldwide gross sales for the American Girl brand were down 21% as reported, and down 22% in constant currency, due to lower sales across channels.
Toy Box
For the first quarter, worldwide gross sales for Mattel Toy Box brands, which includes Owned Brands and Partner Brands, were $247.2 million, down 10% as reported, and down 14% in constant currency, versus the prior year’s first quarter. Worldwide gross sales for Owned Brands were down 6% as reported, and down 10% versus the prior year’s first quarter, primarily driven by lower sales of Monster High® and MEGA™, partially offset by sales of Enchantimals™. Worldwide gross sales for Partner Brands were down 14% as reported, and down 17% in constant currency, primarily driven by lower sales of vehicles and DC Super Hero Girls™, partially offset by initial sales of Jurassic World™.
CEO Announcement
As previously announced, the Board of Directors has named Ynon Kreiz, a Mattel director since June 2017, as Chief Executive Officer effective today, April 26, 2018.  Margo Georgiadis, who became Mattel's CEO in February 2017, informed the Board of her decision to step down from her executive and Board roles to pursue a new opportunity.  Ms. Georgiadis will serve in an advisory role at Mattel until May 10, 2018 to ensure a smooth transition.
As previously announced, Mr. Kreiz also will become Chairman of the Board, effective upon his election at the 2018 Annual Meeting of Stockholders, scheduled for May 17, 2018.  Mr. Kreiz succeeds Christopher A. Sinclair, the Executive Chairman and former CEO of Mattel who, on June 13, 2017, announced his intention to retire at the 2018 Annual Meeting.

NEWS RELEASE

Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2018 first quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, http://investor.shareholder.com/mattel. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the Company's website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:30 p.m. Eastern time the evening of the call until Thursday, May 3, 2018, and may be accessed by dialing +1-404-537-3406. The passcode is 1389911.
Forward-Looking Statements
This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective basis, as well as interest in and purchase of those products by retail customers and consumers in quantities and at prices that will be sufficient to profitably recover Mattel’s costs; (ii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels, lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iii) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (iv) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (v) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vi) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (vii) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, including the bankruptcy of Toys “R” Us, Inc., or changes in their purchasing or selling patterns; (viii) the future willingness of licensors of entertainment properties for which Mattel currently has licenses or would seek to have licenses in the future to license those products to Mattel; (ix) the inventory policies of Mattel’s retail customers, including retailers’ potential decisions to lower their inventories, even if it results in lost sales, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques increases the risk of underproduction of popular items, overproduction of less popular items and failure to achieve compressed shipping schedules; (x) the increased costs of developing more sophisticated digital and smart technology products, and the corresponding supply chain and design challenges associated with such products; (xi) work disruptions, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xii) the bankruptcy of Toys “R” Us, Inc. or other of Mattel’s significant retailers, or the general lack of success of one of Mattel’s significant retailers which could negatively impact Mattel’s revenues or bad debt exposure; (xiii) the impact of competition on revenues, margins and other aspects of Mattel’s business, including the ability to offer products which consumers choose to buy instead of competitor's products, the ability to secure, maintain and renew popular licenses and the ability to attract and retain talented employees; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets in which Mattel operates, including, without limitation, with respect to taxes, tariffs or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings, (xvi) failure to realize the planned benefits from any investments or acquisitions made by Mattel, (xvii) the impact of other market conditions, third party actions or approvals and competition which could reduce demand for Mattel’s products or delay or increase the cost of implementation of Mattel’s programs or alter Mattel’s actions and reduce actual results; (xviii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms (xix) the impact of litigation or arbitration decisions or settlement actions; and (xx) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include gross sales, adjusted net sales, adjusted gross profit, adjusted gross margin, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share, earnings before interest expense, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, http://investor.shareholder.com/mattel, under the subheading “Financial Information - Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful. Since sales adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of gross sales by brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted gross sales
Adjusted gross sales represents Mattel’s reported gross sales, adjusted to exclude the gross sales reversal related to the Toys “R” Us bankruptcy and liquidation. Adjusted gross sales is presented to provide additional perspective on underlying trends in Mattel’s core gross sales, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted net sales
Adjusted net sales represents Mattel’s reported net sales, adjusted to exclude the net sales reversal related to the Toys “R” Us bankruptcy and liquidation. Adjusted net sales is presented to provide additional perspective on underlying trends in Mattel’s core net sales, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted gross profit and adjusted gross margin
Adjusted gross profit and adjusted gross margin represent reported gross profit and reported gross margin, respectively, adjusted to exclude the net sales reversal related to the Toys “R” Us bankruptcy and liquidation and asset impairments. Adjusted gross margin represents Mattel’s adjusted gross profit, as a percentage of adjusted net sales. Adjusted gross profit and adjusted gross margin are presented to provide additional perspective on underlying trends in Mattel’s core gross profit and gross margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of bad debt expense resulting from the Toys "R" Us liquidation, asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating loss, adjusted to exclude the impact of the net sales reversal and bad debt expense resulting from the Toys “R” Us bankruptcy and liquidation, asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude the impact of the net sales reversal and bad debt expense resulting from the Toys “R” Us bankruptcy and liquidation, asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted earnings (loss) per share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s net income (loss), adjusted to exclude the impact of interest expense, taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude the impact of the net sales reversal and bad debt expense resulting from the Toys “R” Us bankruptcy and liquidation, asset impairments, non-recurring executive compensation, severance and restructuring expenses, and sale of assets, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in our industry with similar capital structures. The presentation of Adjusted EBITDA differs from how we will calculate EBITDA for purposes of covenant compliance under the indenture governing our 6.75% senior notes due 2025 and the syndicated facility agreement governing our senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. As a result, we rely primarily on our GAAP results and use EBITDA and Adjusted EBITDA only supplementally.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The consistent exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE

About Mattel
Mattel is a global learning, development and play company that inspires the next generation of kids to shape a brighter tomorrow. Through our portfolio of iconic consumer brands, including American Girl®, Barbie®, Fisher-Price®, Hot Wheels® and Thomas & Friends®, we create systems of play, content and experiences that help kids unlock their full potential. Mattel also creates inspiring and innovative products in collaboration with leading entertainment and technology companies as well as other partners. With a global workforce of approximately 28,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	Whitney Steininger
310-252-6397	310-252-2703
alex.clark@mattel.com	whitney.steininger@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended March 31,
	2018		2017[2]		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$708.4		$735.6		-4%	-7%
Cost of sales	489.5	69.1%	456.8	62.1%	7%
Gross Profit	218.9	30.9%	278.8	37.9%	-21%	-26%
Advertising and promotion expenses	70.8	10.0%	73.6	10.0%	-4%
Other selling and administrative expenses	424.6	59.9%	330.8	45.0%	28%
Operating Loss	(276.6)	-39.0%	(125.6)	-17.1%	120%	121%
Interest expense	41.1	5.8%	22.0	3.0%	86%
Interest (income)	(3.1)	-0.4%	(2.5)	-0.3%	28%
Other non-operating (income) expense, net	(0.6)		0.6
Loss Before Income Taxes	(313.9)	-44.3%	(145.7)	-19.8%	115%	117%
Benefit for income taxes	(2.7)		(32.5)
Net Loss	$(311.3)	-43.9%	$(113.2)	-15.4%	175%
Net Loss Per Common Share - Basic	$(0.90)		$(0.33)
Weighted average number of common shares	344.4		342.9
Net Loss Per Common Share - Diluted	$(0.90)		$(0.33)
Weighted average number of common and potential common shares	344.4		342.9

1 Amounts may not foot due to rounding.
2 Other selling and administrative expenses, operating loss, and other non-operating (income), net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	March 31,		December 31,
	2018	2017	2017
(In millions)	(Unaudited)
Assets
Cash and equivalents	$526.7	$381.9	$1,079.2
Accounts receivable, net	676.1	806.8	1,128.6
Inventories	677.7	769.8	600.7
Prepaid expenses and other current assets	341.1	362.9	303.1
Total current assets	2,221.7	2,321.4	3,111.6
Property, plant, and equipment, net	756.7	783.5	785.3
Other noncurrent assets	2,325.7	2,816.0	2,341.6
Total Assets	$5,304.1	$5,920.9	$6,238.5

Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$180.0	$—
Current portion of long-term debt	—	250.0	250.0
Accounts payable and accrued liabilities	977.3	931.7	1,364.3
Income taxes payable	9.9	9.3	9.5
Total current liabilities	987.2	1,371.0	1,623.8
Long-term debt	2,871.8	1,885.0	2,873.1
Other noncurrent liabilities	462.7	449.0	484.1
Stockholders’ equity	982.5	2,215.9	1,257.5
Total Liabilities and Stockholders’ Equity	$5,304.1	$5,920.9	$6,238.5

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	March 31,
(In millions, except days and percentage information)	2018	2017
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	86	93
Total debt outstanding	$2,871.8	$2,315.0
Total debt-to-total capital ratio	74.5%	51.1%

	Three Months Ended March 31,
(In millions)	2018	2017
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(274)	$(310)
Cash flows (used for) investing activities	(31)	(45)
Cash flows (used for) financing activities and other	(248)	(133)
Decrease in cash and equivalents	$(552)	$(488)

1 Amounts may not foot due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency
Worldwide Gross Sales:
Net Sales	$708.4	$735.6	-4%	-7%
Sales Adjustments[2]	91.6	79.0
Gross Sales	$800.0	$814.6	-2%	-5%

Worldwide Gross Sales by Brand:
Power Brands
Barbie	$152.7	$123.4	24%	18%
Hot Wheels	144.9	125.7	15	11
Fisher-Price and Thomas & Friends	187.8	205.0	-8	-12
American Girl	67.4	85.8	-21	-22
Total Power Brands	$552.9	$539.9	2	-1

Toy Box
Owned Brands	$130.7	$139.4	-6	-10
Partner Brands	116.5	135.3	-14	-17
Total Toy Box	247.2	274.7	-10	-14

Total Gross Sales	$800.0	$814.6	-2%	-5%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency
North America Segment Gross Sales:
Net Sales	$326.2	$342.2	-5%	-5%
Sales Adjustments[2]	22.2	20.1
Gross Sales	$348.4	$362.3	-4%	-4%

North America Segment Gross Sales by Brand:
Power Brands
Barbie	$60.5	$46.9	29%	29%
Hot Wheels	63.5	53.6	19	18
Fisher-Price and Thomas & Friends	99.8	108.9	-8	-9
Total Power Brands	$223.9	$209.4	7	7

Toy Box
Owned Brands	$57.1	$71.2	-20	-20
Partner Brands	67.4	81.7	-18	-18
Total Toy Box	$124.5	$153.0	-19	-19

Total Gross Sales	$348.4	$362.3	-4%	-4%

1 Amounts may not foot due to rounding.
2 Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency
Total International Segment Gross Sales:
Net Sales	$317.2	$311.5	2%	-5%
Sales Adjustments[2]	66.9	54.8
Gross Sales	$384.1	$366.3	5%	-3%

International Segment Gross Sales:
Europe[3]
Net Sales	$136.7	$131.8	4%	-9%
Sales Adjustments[2]	31.7	24.7
Gross Sales	$168.3	$156.5	8%	-6%

Latin America
Net Sales	$63.4	$59.6	6%	5%
Sales Adjustments[2]	11.1	10.2
Gross Sales	$74.5	$69.8	7%	5%

Global Emerging Markets[3]
Net Sales	$117.2	$120.2	-2%	-6%
Sales Adjustments[2]	24.1	19.9
Gross Sales	$141.3	$140.0	1%	-3%

International Segment Gross Sales by Brand:
Power Brands
Barbie	$92.2	$76.5	21%	12%
Hot Wheels	81.5	72.1	13	6
Fisher-Price and Thomas & Friends	88.0	96.1	-9	-15
Total Power Brands	$261.6	$244.7	7	0

Toy Box
Owned Brands	$73.5	$68.0	8	-1
Partner Brands	49.1	53.6	-8	-16
Total Toy Box	$122.5	$121.6	1	-7

Total Gross Sales	$384.1	$366.3	5%	-3%

1Amounts may not foot due to rounding.
2Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.
3Prior period balances have been reclassified to conform with current year presentation. Refer to Note 23, Segment Information, in the Form 10-Q for additional information.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

GROSS SALES BY SEGMENT (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,

(In millions, except percentage information)	2018	2017	% Change as Reported	% Change in Constant Currency
American Girl Segment Gross Sales:
Net Sales	$65.0	$81.9	-21%	-21%
Sales Adjustments[2]	2.5	4.1
Gross Sales	$67.5	$86.0	-22%	-22%

1Amounts may not foot due to rounding.
2Sales adjustments are not allocated to individual products. As such, net sales are not presented on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2018	2017[2]
Net Sales
Net Sales, As Reported	$708.4	$735.6
Adjustments:
Toys “R” Us Net Sales Reversal[3]	29.5	—
Net Sales, As Adjusted	$737.9	$735.6

Gross Profit
Gross Profit, As Reported	$218.9	$278.8
Gross Margin	30.9%	37.9%
Adjustments:
Toys “R” Us Net Sales Reversal[3]	29.5	—
Asset Impairments	3.0	—
Gross Profit, As Adjusted	$251.4	$278.8
Adjusted Gross Margin	34.1%	37.9%

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$424.6	$330.8
% of Net Sales	59.9%	45.0%
Adjustments:
Toys “R” Us Bad Debt Expense[3]	(57.3)	—
Asset Impairments	(1.8)	—
Non-recurring Executive Compensation	(1.0)	(1.9)
Severance and Restructuring Expenses	(24.9)	(3.0)
Sale of Assets	1.4	—
Other Selling and Administrative Expenses, As Adjusted	$341.0	$325.9
% of Net Sales	46.2%	44.3%

Operating Loss
Operating Loss, As Reported	$(276.6)	$(125.6)
Adjustments:
Toys “R” Us Net Sales Reversal & Bad Debt Expense[3]	86.8	—
Asset Impairments	4.8	—
Non-recurring Executive Compensation	1.0	1.9
Severance and Restructuring Expenses	24.9	3.0
Sale of Assets	(1.4)	—
Operating Loss, As Adjusted	$(160.5)	$(120.7)

1Amounts may not foot due to rounding.
2Other selling and administrative expenses, operating loss, and other non-operating (income), net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Postretirement Benefit Cost.
3As a result of the Toys “R” Us liquidation, Mattel reversed Net Sales for the estimated uncollectible portion of its outstanding receivables originating from first quarter 2018 sales. As such, Gross Profit, As Reported includes the Cost of Sales for the inventory sold to Toys “R” Us but excludes the corresponding Net Sales. Additionally, Mattel recorded Bad Debt Expense for the estimated uncollectible portion of its outstanding receivables as of December 31, 2017.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2018	2017[2]
Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.90)	$(0.33)
Adjustments:
Toys “R” Us Net Sales Reversal & Bad Debt Expense[3]	0.25	—
Asset Impairments	0.01	—
Non-recurring Executive Compensation	—	0.01
Severance and Restructuring Expenses	0.07	0.01
Tax Effect of Adjustments[4]	(0.03)	(0.01)
Net Loss Per Common Share, As Adjusted	$(0.60)	$(0.32)

EBITDA and Adjusted EBITDA
Net Loss, As Reported	$(311.3)	$(113.2)
Adjustments:
Interest Expense	41.1	22.0
Benefit for Income Taxes	(2.7)	(32.5)
Depreciation	58.5	59.3
Amortization	10.2	5.2
EBITDA	(204.1)	(59.1)
Adjustments:
Toys “R” Us Net Sales Reversal & Bad Debt Expense[3]	86.8	—
Asset Impairments	4.8	—
Share-based compensation	14.4	12.7
Severance and Restructuring Expenses	24.9	3.0
Sale of Assets	(1.4)	—
Adjusted EBITDA	$(74.6)	$(43.4)

1Amounts may not foot due to rounding.
2Other selling and administrative expenses, operating loss, and other non-operating (income), net have been retrospectively restated to reflect the adoption of Accounting Standards Update 2017-07, Improving the Presentation of Net Periodic Postretirement Benefit Cost.
3As a result of the Toys “R” Us liquidation, Mattel reversed Net Sales for the estimated uncollectible portion of its outstanding receivables originating from first quarter 2018 sales. As such, Gross Profit, As Reported includes the Cost of Sales for the inventory sold to Toys “R” Us but excludes the corresponding Net Sales. Additionally, Mattel recorded Bad Debt Expense for the estimated uncollectible portion of its outstanding receivables as of December 31, 2017.
4The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares. For the three months ended March 31, 2018, U.S. adjustments were not tax effected because of the valuation allowance on U.S. deferred tax assets.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VIII

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2018	2017	% Change
Worldwide Gross Sales[3]
Gross Sales	$800.0	$814.6	-2%
Adjustments:
Toys “R” Us Net Sales Reversal[2]	29.5	—
Gross Sales, As Adjusted	$829.5	$814.6	2%

North America Segment Gross Sales[4]
Gross Sales	$348.4	$362.3	-4%
Adjustments:
Toys “R” Us Net Sales Reversal[2]	27.3	—
Gross Sales, As Adjusted	$375.7	$362.3	4%

1Amounts may not foot due to rounding.
2As a result of the Toys "R" Us liquidation, Mattel reversed Gross Sales for the estimated uncollectible portion of its outstanding receivables originating from first quarter 2018 sales.
3 Refer to Exhibit III for a reconciliation of Worldwide Net Sales to Gross Sales.
4 Refer to Exhibit IV for a reconciliation of North America Segment Net Sales to Gross Sales.